Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2022 Fourth Quarter and Fiscal Full Year Financial Results

•	Q4 GAAP Earnings per Share $1.16, Non-GAAP Earnings per Share $1.54
•	Total Q4 Revenue $11.8 billion, up 5% in USD, up 10% in constant currency
•	Total Q4 Cloud Revenue (IaaS plus SaaS) $2.9 billion, up 19% in USD, up 22% in constant currency
•	Infrastructure Cloud Revenue (IaaS) up 36% in USD, up 39% in constant currency
•	Fusion ERP Cloud Revenue (SaaS) up 20% in USD, up 23% in constant currency
•	NetSuite ERP Cloud Revenue (SaaS) up 27% in USD, up 30% in constant currency

AUSTIN, Texas, June 13, 2022 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2022 Q4 results. Total quarterly revenues were up 5% year-over-year in USD and up 10% in constant currency to $11.8 billion. Cloud services and license support revenues were up 3% in USD and up 7% in constant currency to $7.6 billion. Cloud license and on-premise license revenues were up 18% in USD and up 25% in constant currency to $2.5 billion.

Q4 GAAP operating income was $4.5 billion, down 1% in USD and up 6% in constant currency. Non-GAAP operating income was $5.6 billion, up 3% in USD and up 8% in constant currency. GAAP operating margin was 38%, and non-GAAP operating margin was 47%. GAAP net income was $3.2 billion, and non-GAAP net income was $4.2 billion. Q4 GAAP earnings per share was $1.16 while non-GAAP earnings per share was $1.54.

Short-term deferred revenues were $8.4 billion. Operating cash flow was $9.5 billion during the trailing twelve months.

Fiscal year 2022 total revenues were up 5% in USD and up 7% in constant currency to $42.4 billion. Cloud services and license support revenues were up 5% in USD and 6% in constant currency to $30.2 billion. Cloud license and on-premise license revenues were up 9% in USD and 12% in constant currency to $5.9 billion.

Fiscal year 2022 GAAP operating income was $10.9 billion, and GAAP operating margin was 26%. Non-GAAP operating income was $19.6 billion, and non-GAAP operating margin was 46%. GAAP net income was $6.7 billion, while non-GAAP net income was $13.7 billion. GAAP earnings per share was $2.41, while non-GAAP earnings per share was $4.90.

“We continued to improve our top line results again this quarter with total revenue growing 10% in constant currency,” said Oracle CEO, Safra Catz. “These consistent increases in our quarterly revenue growth rate typically have been driven by our market leading Fusion and NetSuite cloud applications. But this Q4, we also experienced a major increase in demand in our infrastructure cloud business—which grew 39% in constant currency. We believe that this revenue growth spike indicates that our infrastructure business has now entered a hyper-growth phase. Couple a high growth rate in our cloud infrastructure business with the newly acquired Cerner applications business—and Oracle finds itself in position to deliver stellar revenue growth over the next several quarters.”

“Cerner and Oracle together have all the technologies required to provide healthcare professionals with better information—and better information will fundamentally transform healthcare,” said Oracle Chairman and CTO, Larry Ellison. “Better information will lead to better patient outcomes, better public health policy, lower overall healthcare costs, and a better quality of life—not just in rich countries—but throughout the world. During the pandemic, an award-winning Oracle cloud system called v-safeSM collected over 150 million patient records in the United States. An Oracle cloud system also managed vaccine programs in Ghana, Tasmania and dozens of other states and countries. We partnered with the University of Oxford to develop and deploy the Global Pathogen Analysis System (GPAS) that identified variants of the COVID-19 virus wherever and whenever they first appeared. A few weeks ago, we turned on a system to help researchers study a promising new HIV vaccine. There are so many opportunities to use information technology to improve healthcare and save lives. We made a good beginning during the pandemic—and we fully comprehend the importance of what remains to be done.”

The board of directors declared a quarterly cash dividend of $0.32 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on July 12, 2022, with a payment date of July 26, 2022.

•	A sample list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings/.
•	A list of recent technical innovations and announcements is available at www.oracle.com/news/.
•	To learn what industry analysts have been saying about Oracle’s products and services see www.oracle.com/corporate/analyst-reports.html.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor/.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

# # #

Trademarks

Oracle, Java, and MySQL are registered trademarks of Oracle Corporation.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding future revenue growth, the impact of the Cerner acquisition and our plans to manage a promising new HIV vaccine, are "forward-looking statements" and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) Our success depends upon our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services. (2) Our cloud strategy, including our Oracle Cloud Software-as-a-Service and Oracle Cloud Infrastructure offerings, may adversely affect our revenues and profitability. (3) We might experience significant coding, manufacturing or configuration errors in our cloud, license and hardware offerings. (4) Acquisitions present many risks and we may not achieve the financial and strategic goals that were contemplated at the time of the transaction. (5) The COVID-19 pandemic has affected how we and our customers are operating our respective businesses, and the duration and extent to which this will impact our future results of operations remains uncertain. (6) If our security measures for our products and services are compromised and as a result, our data, our customers' data or our IT systems are accessed improperly, made unavailable, or improperly modified, our products and services may be perceived as vulnerable, our brand and reputation could be damaged, the IT services we provide to our customers could be disrupted, and customers may stop using our products and services, any of which could reduce our revenue and earnings, increase our expenses and expose us to legal claims and regulatory actions. (7) Our business practices with respect to data could give rise to operational interruption, liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to privacy and data protection. (8) Economic, political and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (9) If we are unable to compete effectively, the results of operations and prospects for our business could be harmed. (10) Our international sales and operations subject us to additional risks that can adversely affect our operating results. (11) We are susceptible to third-party manufacturing and logistics delays, which could result in the loss of sales and customers. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on the Oracle Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of June 13, 2022. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q4 FISCAL 2022 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended May 31,				% Increase	% Increase (Decrease)
	2022	% of Revenues	2021	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$7,612	64%	$7,389	66%	3%	7%
Cloud license and on-premise license	2,539	22%	2,144	19%	18%	25%
Hardware	856	7%	882	8%	(3%)	2%
Services	833	7%	812	7%	3%	7%
Total revenues	11,840	100%	11,227	100%	5%	10%
OPERATING EXPENSES
Cloud services and license support	1,435	12%	1,214	11%	18%	21%
Hardware	254	2%	253	2%	1%	6%
Services	707	6%	655	6%	8%	13%
Sales and marketing	2,238	19%	2,077	19%	8%	11%
Research and development	1,965	17%	1,715	15%	15%	16%
General and administrative	364	3%	306	3%	19%	21%
Amortization of intangible assets	268	2%	342	3%	(22%)	(21%)
Acquisition related and other	6	0%	30	0%	(82%)	(82%)
Restructuring	100	1%	94	1%	7%	7%
Total operating expenses	7,337	62%	6,686	60%	10%	12%
OPERATING INCOME	4,503	38%	4,541	40%	(1%)	6%
Interest expense	(704)	(6%)	(697)	(6%)	1%	1%
Non-operating (expenses) income, net	(175)	(1%)	313	3%	*	*
INCOME BEFORE INCOME TAXES	3,624	31%	4,157	37%	(13%)	(6%)
Provision for income taxes	(435)	(4%)	(124)	(1%)	251%	280%
NET INCOME	$3,189	27%	$4,033	36%	(21%)	(14%)
EARNINGS PER SHARE:
Basic	$1.20		$1.42
Diluted	$1.16		$1.37
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,667		2,847
Diluted	2,742		2,943

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2021, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended May 31, 2022 compared with the corresponding prior year period decreased our total revenues by 5 percentage points, total operating expenses by 2 percentage points and operating income by 7 percentage points.

*	Not meaningful

ORACLE CORPORATION

Q4 FISCAL 2022 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended May 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2022 GAAP	Adj.	2022 Non-GAAP	2021 GAAP	Adj.	2021 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$11,840	$—	$11,840	$11,227	$—	$11,227	5%	5%	10%	10%
TOTAL OPERATING EXPENSES	$7,337	$(1,087)	$6,250	$6,686	$(908)	$5,778	10%	8%	12%	11%
Stock-based compensation (3)	713	(713)	—	442	(442)	—	61%	*	61%	*
Amortization of intangible assets (4)	268	(268)	—	342	(342)	—	(22%)	*	(21%)	*
Acquisition related and other	6	(6)	—	30	(30)	—	(82%)	*	(82%)	*
Restructuring	100	(100)	—	94	(94)	—	7%	*	7%	*
OPERATING INCOME	$4,503	$1,087	$5,590	$4,541	$908	$5,449	(1%)	3%	6%	8%
OPERATING MARGIN %	38%		47%	40%		49%	(242) bp.	(132) bp.	(150) bp.	(73) bp.
INCOME TAX EFFECTS (5)	$(435)	$(41)	$(476)	$(124)	$(417)	$(541)	251%	(12%)	280%	(6%)
NET INCOME	$3,189	$1,046	$4,235	$4,033	$491	$4,524	(21%)	(6%)	(14%)	0%
DILUTED EARNINGS PER SHARE	$1.16		$1.54	$1.37		$1.54	(15%)	0%	(8%)	7%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,742	—	2,742	2,943	—	2,943	(7%)	(7%)	(7%)	(7%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2021, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended May 31, 2022			Three Months Ended May 31, 2021
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$60	$(60)	$—	$35	$(35)	$—
Hardware	4	(4)	—	3	(3)	—
Services	18	(18)	—	14	(14)	—
Sales and marketing	120	(120)	—	80	(80)	—
Research and development	445	(445)	—	291	(291)	—
General and administrative	66	(66)	—	19	(19)	—
Total stock-based compensation	$713	$(713)	$—	$442	$(442)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of May 31, 2022 was as follows:

Fiscal 2023	$750
Fiscal 2024	508
Fiscal 2025	148
Fiscal 2026	24
Fiscal 2027	6
Thereafter	4
Total intangible assets, net	$1,440

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 12.0% and 3.0% in the fourth quarter of fiscal 2022 and 2021, respectively, and an effective non-GAAP tax rate of 10.1% and 10.7% in the fourth quarter of fiscal 2022 and 2021, respectively. The difference in our GAAP and non-GAAP tax rates in each of the fourth quarter of fiscal 2022 and 2021 was primarily due to the net tax effects related to stock-based compensation expense and acquisition related and other items, including the tax effects on amortization of intangible assets, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2022 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Year Ended May 31,				% Increase	% Increase (Decrease)
	2022	% of Revenues	2021	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$30,174	71%	$28,700	71%	5%	6%
Cloud license and on-premise license	5,878	14%	5,399	13%	9%	12%
Hardware	3,183	7%	3,359	8%	(5%)	(3%)
Services	3,205	8%	3,021	8%	6%	8%
Total revenues	42,440	100%	40,479	100%	5%	7%
OPERATING EXPENSES
Cloud services and license support	5,213	12%	4,353	11%	20%	21%
Hardware	972	2%	972	2%	0%	2%
Services	2,692	6%	2,530	6%	6%	8%
Sales and marketing	8,047	19%	7,682	19%	5%	6%
Research and development	7,219	17%	6,527	16%	11%	11%
General and administrative	1,317	3%	1,254	3%	5%	6%
Amortization of intangible assets	1,150	3%	1,379	4%	(17%)	(17%)
Acquisition related and other (2)	4,713	11%	138	0%	*	*
Restructuring	191	1%	431	1%	(56%)	(56%)
Total operating expenses	31,514	74%	25,266	62%	25%	26%
OPERATING INCOME	10,926	26%	15,213	38%	(28%)	(25%)
Interest expense	(2,755)	(7%)	(2,496)	(6%)	10%	10%
Non-operating (expenses) income, net	(522)	(1%)	282	0%	*	*
INCOME BEFORE INCOME TAXES	7,649	18%	12,999	32%	(41%)	(37%)
(Provision for) benefit from income taxes	(932)	(2%)	747	2%	*	*
NET INCOME	$6,717	16%	$13,746	34%	(51%)	(48%)
EARNINGS PER SHARE:
Basic	$2.49		$4.67
Diluted	$2.41		$4.55
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,700		2,945
Diluted	2,786		3,022

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2021, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the year ended May 31, 2022 compared with the corresponding prior year period decreased our total revenues by 2 percentage points, total operating expenses by 1 percentage point and operating income by 3 percentage points.

(2)	Acquisition related and other for fiscal 2022 included the impact of litigation related charges totaling $4.7 billion.
*	Not meaningful

ORACLE CORPORATION

FISCAL 2022 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Year Ended May 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2022 GAAP	Adj.	2022 Non-GAAP	2021 GAAP	Adj.	2021 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$42,440	$—	$42,440	$40,479	$2	$40,481	5%	5%	7%	7%
Cloud services and license support	30,174	—	30,174	28,700	2	28,702	5%	5%	6%	6%
TOTAL OPERATING EXPENSES	$31,514	$(8,667)	$22,847	$25,266	$(3,785)	$21,481	25%	6%	26%	8%
Stock-based compensation (3)	2,613	(2,613)	—	1,837	(1,837)	—	42%	*	42%	*
Amortization of intangible assets (4)	1,150	(1,150)	—	1,379	(1,379)	—	(17%)	*	(17%)	*
Acquisition related and other	4,713	(4,713)	—	138	(138)	—	*	*	*	*
Restructuring	191	(191)	—	431	(431)	—	(56%)	*	(56%)	*
OPERATING INCOME	$10,926	$8,667	$19,593	$15,213	$3,787	$19,000	(28%)	3%	(25%)	5%
OPERATING MARGIN %	26%		46%	38%		47%	*	(77) bp.	*	(51) bp.
INCOME TAX EFFECTS (5)	$(932)	$(1,723)	$(2,655)	$747	$(3,408)	$(2,661)	*	0%	*	2%
NET INCOME	$6,717	$6,944	$13,661	$13,746	$379	$14,125	(51%)	(3%)	(48%)	(1%)
DILUTED EARNINGS PER SHARE	$2.41		$4.90	$4.55		$4.67	(47%)	5%	(43%)	8%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,786	—	2,786	3,022	—	3,022	(8%)	(8%)	(8%)	(8%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2021, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Year Ended May 31, 2022			Year Ended May 31, 2021
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$205	$(205)	$—	$134	$(134)	$—
Hardware	15	(15)	—	11	(11)	—
Services	67	(67)	—	55	(55)	—
Sales and marketing	448	(448)	—	313	(313)	—
Research and development	1,633	(1,633)	—	1,188	(1,188)	—
General and administrative	245	(245)	—	136	(136)	—
Total stock-based compensation	$2,613	$(2,613)	$—	$1,837	$(1,837)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of May 31, 2022 was as follows:

Fiscal 2023	$750
Fiscal 2024	508
Fiscal 2025	148
Fiscal 2026	24
Fiscal 2027	6
Thereafter	4
Total intangible assets, net	$1,440

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 12.2% and (5.7%) in fiscal 2022 and 2021, respectively, and an effective non-GAAP tax rate of 16.3% and 15.9% in fiscal 2022 and 2021, respectively. The difference in our GAAP and non-GAAP tax rates for fiscal 2022 was primarily due to the net tax effects related to stock-based compensation expense, acquisition related and other items, including the net tax effects for litigation related charges (refer to Appendix A for additional information), and the tax effects on amortization of intangible assets, partially offset by the net deferred tax effects related to an income tax benefit that was recorded in fiscal 2021 due to the partial realignment of our legal entity structure. The difference in our GAAP and non-GAAP tax rates for fiscal 2021 was primarily due to a net tax benefit of $2.3 billion related to the partial realignment of our legal entity structure (refer to Appendix A for additional information), the net tax effects on stock-based compensation expense, and the net tax effects related to acquisition related and other items, including the net tax effects on amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2022 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	May 31, 2022	May 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$21,383	$30,098
Marketable securities	519	16,456
Trade receivables, net	5,953	5,409
Prepaid expenses and other current assets	3,778	3,604
Total Current Assets	31,633	55,567
Non-Current Assets:
Property, plant and equipment, net	9,716	7,049
Intangible assets, net	1,440	2,430
Goodwill, net	43,811	43,935
Deferred tax assets	12,782	13,636
Other non-current assets	9,915	8,490
Total Non-Current Assets	77,664	75,540
TOTAL ASSETS	$109,297	$131,107
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities:
Notes payable, current	$3,749	$8,250
Accounts payable	1,317	745
Accrued compensation and related benefits	1,944	2,017
Deferred revenues	8,357	8,775
Other current liabilities	4,144	4,377
Total Current Liabilities	19,511	24,164
Non-Current Liabilities:
Notes payable and other borrowings, non-current	72,110	75,995
Income taxes payable	12,210	12,345
Deferred tax liabilities	6,031	7,864
Other non-current liabilities	5,203	4,787
Total Non-Current Liabilities	95,554	100,991
Stockholders’ (Deficit) Equity	(5,768)	5,952
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$109,297	$131,107

ORACLE CORPORATION

FISCAL 2022 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Year Ended May 31,
	2022	2021
Cash Flows From Operating Activities:
Net income	$6,717	$13,746
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,972	1,537
Amortization of intangible assets	1,150	1,379
Deferred income taxes	(1,146)	(2,425)
Stock-based compensation	2,613	1,837
Other, net	220	(39)
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in trade receivables, net	(874)	333
Decrease in prepaid expenses and other assets	11	622
Decrease in accounts payable and other liabilities	(733)	(23)
Decrease in income taxes payable	(398)	(1,485)
Increase in deferred revenues	7	405
Net cash provided by operating activities	9,539	15,887
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(10,272)	(37,982)
Proceeds from maturities of marketable securities	19,788	26,024
Proceeds from sales of marketable securities and other investments	6,363	1,036
Acquisitions, net of cash acquired	(148)	(41)
Capital expenditures	(4,511)	(2,135)
Net cash provided by (used for) investing activities	11,220	(13,098)
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(16,248)	(20,934)
Proceeds from issuances of common stock	482	1,786
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(1,093)	(666)
Payments of dividends to stockholders	(3,457)	(3,063)
Proceeds from borrowings, net of issuance costs	—	14,934
Repayments of borrowings	(8,250)	(2,631)
Other, net	(560)	196
Net cash used for financing activities	(29,126)	(10,378)
Effect of exchange rate changes on cash and cash equivalents	(348)	448
Net decrease in cash and cash equivalents	(8,715)	(7,141)
Cash and cash equivalents at beginning of period	30,098	37,239
Cash and cash equivalents at end of period	$21,383	$30,098

ORACLE CORPORATION

FISCAL 2022 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2021				Fiscal 2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$13,092	$13,967	$14,659	$15,887	$15,325	$10,255	$10,396	$9,539

Capital Expenditures	(1,614)	(1,833)	(1,851)	(2,135)	(2,761)	(3,118)	(3,805)	(4,511)

Free Cash Flow	$11,478	$12,134	$12,808	$13,752	$12,564	$7,137	$6,591	$5,028

% Growth over prior year	(6%)	(1%)	3%	19%	9%	(41%)	(49%)	(63%)

GAAP Net Income	$10,249	$10,380	$12,830	$13,746	$13,952	$10,262	$7,560	$6,717

Free Cash Flow as a % of Net Income	112%	117%	100%	100%	90%	70%	87%	75%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

FISCAL 2022 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2021					Fiscal 2022
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services and license support	$6,947	$7,112	$7,252	$7,389	$28,700	$7,371	$7,554	$7,637	$7,612	$30,174
Cloud license and on-premise license	886	1,092	1,276	2,144	5,399	813	1,237	1,289	2,539	5,878
Hardware	814	844	820	882	3,359	763	767	798	856	3,183
Services	720	752	737	812	3,021	781	802	789	833	3,205
Total revenues	$9,367	$9,800	$10,085	$11,227	$40,479	$9,728	$10,360	$10,513	$11,840	$42,440
AS REPORTED REVENUE GROWTH RATES
Cloud services and license support	2%	4%	5%	8%	5%	6%	6%	5%	3%	5%
Cloud license and on-premise license	9%	(3%)	4%	9%	5%	(8%)	13%	1%	18%	9%
Hardware	0%	(3%)	(4%)	(2%)	(2%)	(6%)	(9%)	(3%)	(3%)	(5%)
Services	(8%)	(7%)	(5%)	11%	(3%)	8%	7%	7%	3%	6%
Total revenues	2%	2%	3%	8%	4%	4%	6%	4%	5%	5%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud services and license support	2%	4%	2%	4%	3%	5%	6%	8%	7%	6%
Cloud license and on-premise license	8%	(5%)	0%	5%	2%	(9%)	16%	4%	25%	12%
Hardware	0%	(3%)	(6%)	(6%)	(4%)	(7%)	(8%)	1%	2%	(3%)
Services	(8%)	(8%)	(8%)	6%	(5%)	7%	7%	11%	7%	8%
Total revenues	2%	1%	0%	4%	2%	2%	6%	7%	10%	7%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$2,816	$2,901	$2,952	$3,043	$11,712	$3,041	$3,149	$3,187	$3,235	$12,612
Infrastructure cloud services and license support	4,131	4,211	4,300	4,346	16,988	4,330	4,405	4,450	4,377	17,562
Total cloud services and license support revenues	$6,947	$7,112	$7,252	$7,389	$28,700	$7,371	$7,554	$7,637	$7,612	$30,174
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	4%	5%	5%	11%	6%	8%	9%	8%	6%	8%
Infrastructure cloud services and license support	1%	4%	4%	6%	4%	5%	5%	3%	1%	3%
Total cloud services and license support revenues	2%	4%	5%	8%	5%	6%	6%	5%	3%	5%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Applications cloud services and license support	4%	5%	3%	7%	5%	7%	8%	10%	9%	8%
Infrastructure cloud services and license support	1%	3%	2%	2%	2%	3%	5%	7%	5%	5%
Total cloud services and license support revenues	2%	4%	2%	4%	3%	5%	6%	8%	7%	6%
GEOGRAPHIC REVENUES
Americas	$5,068	$5,259	$5,424	$6,076	$21,828	$5,321	$5,736	$5,849	$6,774	$23,679
Europe/Middle East/Africa	2,738	2,852	2,981	3,324	11,894	2,784	2,953	3,014	3,260	12,011
Asia Pacific	1,561	1,689	1,680	1,827	6,757	1,623	1,671	1,650	1,806	6,750
Total revenues	$9,367	$9,800	$10,085	$11,227	$40,479	$9,728	$10,360	$10,513	$11,840	$42,440

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2021 and 2020 for the fiscal 2022 and fiscal 2021 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q4 FISCAL 2022 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects related to each of the below items, with the exception of the item described under income tax effects related to the partial realignment of our legal entity structure:

• Cloud services and license support revenues: Business combination accounting rules as applicable to acquisitions closed prior to fiscal 2022 required us to account for the fair values of cloud services and license support contracts assumed in connection with our acquisitions. The non-GAAP adjustments to our cloud services and license support revenues, income tax effects and net income measures for the fiscal 2021 periods presented are intended to include, and thus reflect, the full amount of such revenues. We believe the adjustments to these revenues are useful to investors as a measure of the ongoing performance of our business as we generally expect to experience high renewal rates for these contracts at their stated values during the post combination periods.

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses, income tax effects and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses, income tax effects and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses, income tax effects and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. For all periods presented, acquisition related and other expenses consisted of personnel related costs for transitional and certain other employees, certain business combination adjustments including certain adjustments after the measurement period has ended, and certain other operating items, net. For fiscal 2022, acquisition related and other expenses substantially consisted of litigation related charges totaling $4.7 billion that we generally do not expect to recur and we consider the $4.7 billion of litigation related charges to be outside our ordinary course of business based on the following considerations: (i) the unprecedented nature of the litigation related charges including the nature and size of the damages awarded; (ii) the dissimilarity of this litigation and related charges to recurring litigation of which we are a party in the normal course of business, for which any and all such charges are included in our GAAP operating results and non-GAAP measures; (iii) the complexity of the case; (iv) the counterparty involved; and (v) our expectation that litigation related charges of this nature will not recur in future periods; among other factors. Restructuring expenses consisted of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses may diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur certain of these expenses in connection with any future acquisitions and/or strategic initiatives.

• Income tax effects related to the partial realignment of our legal entity structure: We recorded a net income tax benefit of $2.3 billion during fiscal 2021 which related to the partial realignment of our legal entity structure that resulted in the intra-group transfer of certain intellectual property rights. A portion of this net benefit will reduce cash taxes paid and give rise to a net deferred tax expense. We have excluded the net deferred tax effects related to this net income tax benefit from our non-GAAP income tax effects and net income measures for fiscal 2022 and 2021. We believe these adjustments to the fiscal 2022 and 2021 provides insight to our operating performance and comparability to past operating results.